UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2006

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of August 3, 2006, The Shaw Group Inc. (the "Company") entered into an Employment Agreement with Ronald W. Oakley, the new President of the Environmental & Infrastructure Division of the Company (the "Agreement"). The Agreement is filed herewith as Exhibit 10.1to this Current Report on Form 8-K, and is incorporated herein by reference.

The term and conditions contained in the Agreement that are material to the Company are as follows: (1) Mr. Oakley will serve as the President of the Environmental & Infrastructure Division of the Company, with such duties and responsibilities as assigned to him by the Company’s Board of Directors or Chief Executive Officer; provided that such duties are consistent with the customary duties of such position; (2) the Agreement has a three year term that automatically renews each day for three additional years so that on any given day, the remaining term of such Agreement is three years; provided, that notwithstanding the foregoing, the Company or Mr. Oakley may at any time give notice that the Agreement will not be further renewed from and after a subsequent date specified in the notice, in which event the term of the Agreement shall become fixed and the Agreement shall terminate on the third anniversary of the fixed term date; (3) Mr. Oakley’s annual base compensation will be $600,000 as of the date of the Agreement, which may be increased by the Board of Directors but may not be decreased without Mr. Oakley’s consent; (4) Mr. Oakley will participate in the Company’s management incentive plan, with a minimum annual bonus of 25% of base compensation and a potential bonus of 200% of base compensation; Mr. Oakley’s initial target bonus has been set at 75% of base compensation and this amount shall be a guaranteed minimum bonus for fiscal years ending August 31, 2007 and 2008, payable on or before December 31 of the respective year; (5) Mr. Oakley will receive a bonus for fiscal 2006 of no less than $461,000 and it shall be paid no later than September 1, 2006, but this bonus must be repaid to the Company on a pro-rata basis if Mr. Oakley voluntarily terminates his employment with the Company or is terminated for Misconduct (as defined in the Agreement) prior to the completion of 24 months of employment; (6) Mr. Oakley will receive additional benefits including participation in the various employee benefit plans including the Company’s discretionary long term incentive plan under which his overall target value of combined grants of restricted stock and options will be 100% of his base compensation each year, and the Company’s flexible perquisites plan for executives, and programs that are made available to employees; (7) effective upon commencement of employment, Mr. Oakley will receive restricted shares with a value of $1,000,000 vesting in two equal annual installments of 50% each. The number of shares will be determined by dividing $1,000,000 by the closing price of the shares on the first day of employment. The closing price of a share of common stock on August 3, 2006 was $21.51, and based upon this price, Mr. Oakley's restricted stock award is for 46,490 shares; (8) in addition to the foregoing initial restricted share award, by no later than October 31, 2006, Mr. Oakley will be granted a long term incentive award valued at $500,000, payable 50% in restricted stock and 50% in stock options vesting in four equal annual installments of 25% each. The number of shares of each component of this award will be determined according to Company policy for granting such annual awards to employees; (9) upon resignation for Good Reason, or upon Death, Discharge or Disability (each as defined in the Agreement), Mr. Oakley will be considered immediately and totally vested in all stock options, restricted stock and similar awards previously made and will have no less than one year from the date of such vesting in which to exercise such; (10) in the event Mr. Oakley is terminated for any reason other than Misconduct or Disability (each as defined in the Agreement), he will be entitled to receive from the Company (A) a lump sum cash payment within 15 days following the date of termination, in an amount equal to the product of his base compensation in effect immediately prior to his termination multiplied by the remaining term, (B) for the remaining Term, the Company shall at its cost provide or arrange to provide Mr. Oakley and his dependents with disability, accident and group health insurance benefits substantially similar to those he was receiving immediately prior to his termination but reduced to the extent he receives comparable benefits from any other employer, (C) the Company shall pay Mr. Oakley in lump sum cash to Mr. Oakley within 15 days following the date of termination an amount equal to the product of Mr. Oakley’s highest annual bonus during the most recent two years immediately prior, multiplied by the Remaining Term (as defined in the Agreement), (D) Mr. Oakley will be considered immediately and totally vested in all Long Term Incentives (as defined in the Agreement) previously granted, and (E) Mr. Oakley will retain all portions of the signing bonus paid to him; and (e) in the event any payments or benefits received or to be received by Mr. Oakley in connection with his termination of employment would constitute an "Excess Parachute Payment" (as defined in Section 280G of the Internal Revenue Code), the Company will be required to fully "gross-up" such payment so that Mr. Oakley is in the same "net" after-tax position he would have been if such payment and gross-up payments had not constituted Excess Parachute Payments; and (11) during and for a period of six months after the term of his employment, to the extent allowed by applicable law, Mr. Oakley will not disclose any of the Company’s confidential, proprietary or non-public information and will not compete with the Company or solicit the Company’s customers or distributors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On August 3, 2006, The Shaw Group Inc. (the "Company") appointed Ronald W. Oakley to the position of President of the Environmental & Infrastructure Division of the Company. T. A. Barfield, Jr., the Company’s President and Chief Operating Officer had been serving as the Interim President of the Environmental & Infrastructure Division, and will continue as a principal executive officer of the Company in his position as the Company’s President and Chief Operating Officer.

Immediately prior to joining the Company, Mr. Oakley was employed by Skanska USA Building, a national provider of construction, pre-construction consulting, general contracting and design build services to a broad rand of industries, ("Skanska"), as Group Vice President since December 2004. Prior to his employment with Skanska, Mr. Oakley was employed by Lend Lease Americas, a lending construction management firm, as Chief Executive Officer from November 2003 to December 2004. Prior to his employment with Lend Lease Americas, Mr. Oakley was employed by Fluor for 24 years in a number of positions, including Group Executive responsible for Federal government operations, Group Executive of Strategic Operations responsible for infrastructure operations, Group Executive for the Infrastructure Group, President of the Infrastructure Strategic Business Unit, Vice President of Sales for the Industrial Business Unit, the Infrastructure Business Unit and the Commercial Operating Company, Sales Director for the Commercial Operating Company, Project Manager for the International Group and the Caribbean Division, Group Project Controls Manager for the International Group and Senior Planner for Corporate Project Controls.

In connection with the Company’s appointment of Mr. Oakley to the position of President of the Environmental & Infrastructure Division, the Company entered into an employment agreement with Mr. Oakley as described above and filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Employment Agreement by and between The Shaw Group Inc. and Ronald W. Oakley entered into effective as of August 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

August 4, 2006	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between The Shaw Group Inc. and Ronald W. Oakley entered into effective August 3, 2006